SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2025

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 7.01 Regulation FD Disclosure.

On August 7, 2025, iQSTEL Inc. (the “Company”) issued a press release announcing that it has entered into a non-binding Memorandum of Understanding with Cycurion Inc. regarding a potential stock exchange transaction and expanded strategic partnership. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Items.

On August 7, 2025, the Company entered into a non-binding Memorandum of Understanding (the “MOU”) with Cycurion Inc. (“Cycurion”), a Delaware corporation trading on Nasdaq under the ticker CYCU. The MOU outlines the mutual intention of the parties to explore a potential stock exchange transaction and expand their strategic partnership in AI-powered cybersecurity services and other high-tech initiatives targeting the global telecom industry.

Under the terms of the MOU, subject to satisfactory due diligence, internal approvals, and regulatory compliance, the parties intend to consider a structure whereby each party would issue $1,000,000 worth of its common stock to the other party. The number of shares would be calculated based on the lower of (i) the Nasdaq Official Closing Price on the trading day immediately preceding the signing of a binding agreement or (ii) the average Nasdaq Official Closing Price over the five trading days immediately preceding such signing.

Additionally, subject to board and regulatory approvals, each party intends to distribute up to 50% of the shares received in the exchange to its shareholders as a stock dividend. The parties also plan to continue collaborating on AI-powered cybersecurity services and explore deeper commercial relationships, including joint ventures, shared research and development, and potential structural integrations.

The MOU provides for a 60-day exploration period from the effective date, during which the parties will conduct reviews, negotiate in good faith, and assess feasibility for a definitive agreement. This period may be extended by mutual consent. The MOU is non-binding, except for provisions related to confidentiality, its non-binding nature, and governing law (Nevada law), and does not obligate either party to proceed unless a definitive agreement is executed.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the full text of the MOU filed as Exhibit 99.2 hereto.

Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events, trends, terms and/or conditions or that are not statements of historical matters. The Company cautions readers of this Current Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction contemplated by the non-binding MOU, the terms of any such proposed transaction and the related rights and protections granted to the Company in connection therewith, the Company’s interest, if any, in pursuing the proposed transaction contemplated by the non-binding MOU, the proposed terms of the proposed transaction contemplated by the non-binding MOU, which may vary from those expressed in the non-binding MOU, and the ability of the Company and Cycurion, Inc. to successfully negotiate and agree upon definitive documentation with respect thereto, the potential benefits of entering into and consummating the proposed transaction contemplated by the non-binding MOU, the ability of the Company to obtain necessary approvals, including the approval of the Company’s shareholders if required, and satisfy applicable closing conditions for such proposed transaction, and the timing thereof. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 7, 2025
99.2	Non-binding Memorandum of Understanding, dated August 7, 2025
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: August 7, 2025

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